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                                  EXHIBIT 10.18



                                                                  EXECUTION COPY

                                  LETTER WAIVER



                                                    Dated as of October 22, 1998

To the banks, financial institutions
   and other institutional lenders
   (collectively, the "Lenders")
   parties to the Credit Agreement
   referred to below and to Banque Nationale de Paris, as agent (the "Agent") for the Lenders


Ladies and Gentlemen:

         We refer to the Amended and Restated Credit Agreement dated as of July 14, 1995, (as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement") among the undersigned and you. Capitalized terms not otherwise defined in this Letter Waiver have the same meanings as specified in the Credit Agreement.

         Pursuant to an Asset Purchase Agreement dated as of October 12, 1998 (the "Asset Purchase Agreement") among the Borrower, as purchaser, and Custom Form Manufacturing, Inc., as seller (the "Seller"), the Borrower intends to purchase certain of the assets of the Seller ( the "Acquired Assets"), including those assets relating to the Seller's business of engineering, designing, manufacturing and selling thermoformed bedliners and soft tonneau covers for motor vehicle pick up trucks (the "Asset Purchase"). Subject to the purchase price adjustments provided for in the Asset Purchase Agreement, the Seller will receive a total consideration for the Acquired Assets of approximately $3,400,000 to be comprised of (i) a $3,250,000 cash payment to be paid at the closing of the Asset Purchase, and (ii) a cash payment no greater than $150,000 to be paid within 30 days after the end of the six month period following the closing of the Asset Purchase (each, individually a "Payment" and collectively, the "Payments").

         We hereby request that you waive each of the provisions of the Credit Agreement that restrict our ability to complete the Asset Purchase and to make the Payments, such waiver to be effective solely to the extent necessary to consummate the Asset Purchase in accordance with the terms of the Asset Purchase Agreement, including without limitation, the making of the Payments to the Seller.
















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         This Letter Waiver shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Waiver executed by us and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Waiver, and the consent attached hereto executed by each Guarantor and each Grantor. The effectiveness of this Letter Waiver is conditioned upon the accuracy of the factual matters described herein. This Letter Waiver is subject to the provisions of Section 8.01 of the Credit Agreement.

         The Credit Agreement, the Notes and each of the other Loan Documents, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents. The execution, delivery and effectiveness of this Letter Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         IF YOU AGREE TO THE TERMS AND PROVISIONS OF THIS LETTER WAIVER, PLEASE EVIDENCE SUCH AGREEMENT BY EXECUTING AND RETURNING A COUNTERPART OF THIS LETTER WAIVER TO DONALD BENNETT AT TELECOPIER NUMBER (212) 848-7179 AND AT LEAST FOUR EXECUTED ORIGINALS TO DONALD BENNETT AT SHEARMAN & STERLING, 599 LEXINGTON AVENUE, NEW YORK, NY 10022.

         This Letter Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Waiver.





















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         This Letter Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

                                Very truly yours,



                                PENDA CORPORATION


                                By /s/  Jack L. Thompson
                                   ---------------------
                                   Title:  CEO/President



Agreed as of the date first above written:


BANQUE NATIONALE DE PARIS,
         as Agent, Issuing Bank and as Lender
By /s/  Paul P. Barnes
   -------------------
  Title:  AVP
By /s/  Mark L. Darrell
   --------------------
     Title:VP

FIRSTAR BANK MILWAUKEE, N.A.
By /s/ Randy D. Olver
   -----------------------
     Title: Vice President


















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                                     CONSENT


                                                    Dated as of October 22, 1998

         Each of the undersigned, as a Loan Party party to certain of the Loan Documents (as defined in the Credit Agreement referred to in the foregoing Letter Waiver), hereby consents to such Letter Waiver and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Letter Waiver, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Letter Waiver, each reference in such Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Letter Waiver, and (b) the Collateral Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).

                                                     TRI-GLAS CORPORATION

                                                     By /s/Jack L. Thompson
                                                        -------------------
                                                     Title:  CEO/President
































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